Exhibit 99.1

Radius Global Infrastructure Reports Third Quarter 2020 Results

Announces Significant Growth from Core Operations

Revenue Growth of 28% in the Third Quarter

November 16, 2020 - Radius Global Infrastructure, Inc. (NASDAQ: RADI) (“Radius” or the “Company”), one of the largest global owners and acquirors of primarily triple net real property interests and contractual rights underlying wireless communications cell sites and other essential digital infrastructure in 19 countries, today reported results for the third quarter of 2020.

“Our business continues to thrive, despite the broader challenges presented by the global health care crisis. Revenue and gross profit increased to $17.9 million and $17.7 million, respectively, for the third quarter, bringing our Annualized In Place Rents to $68.9 million as of September 30, 2020.  Our stable portfolio of cash flow streams provides a compelling balance of yield and growth generated by leases for essential telecom infrastructure, and we are well positioned to continue our global growth with significant cash availability,” commented Bill Berkman, Co-Chairman and Chief Executive Officer.

As this represents the initial quarterly reporting cycle for Radius as a Nasdaq-listed company, we refer you to the GAAP financial disclosure and reconciliations to non-GAAP financial measurement set forth below and in the Company’s Form 10-Q.  The Company pays for its acquisitions of real property interests either with a one-time payment at the time of acquisition or, in a limited number of instances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement.  In our consolidated statements of cash flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and related Intangible Assets.  The total cash spent and the commitment for future payments in any given period for the acquisition of real property interests adjusted for changes in foreign currency is our Acquisition Capex.  Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements.   Please refer to the table below for a full reconciliation of Acquisition Capex.

QUARTERLY RESULTS

Revenue increased 28% to $17.9 million for the three months ended September 30, 2020 compared to revenue of $14.0 million for the three months ended September 30, 2019.

Gross Profit increased 26% to $17.7 million in the 2020 three-month period when compared to revenue of $14.0 million in the corresponding 2019 three month period.

YEAR TO DATE RESULTS

Revenue increased 21% to $49.6 million for the nine months ended September 30, 2020 compared to revenue of $40.9 million for the nine months ended September 30, 2019.

Gross Profit increased 20% to $49.2 million in the 2020 nine-month period when compared to revenue of $40.8 million in the corresponding 2019 nine-month period.

Annualized in Place Rents increased to $68.9 million as of September 30, 2020, an increase of 21% over the September 30, 2019 Annualized In Place Rents of $57.0 million.

Investments in Real Property Interests and related intangibles was $77.9 million for the nine months ended September 30, 2020, an increase of 59% over the prior period.

Acquisition Capex deployed by the company was $102.3 million for the nine months ended September 30, 2020 compared to $60.7 million for the nine months ended September 30, 2019, an increase of 69%.

FINANCING TRANSACTIONS

The Company added approximately $157 million of USD equivalents in the quarter through the issuance of 10-year, fixed rate, interest only secured notes under its existing international debt facility.  Approximately $75 million of the debt was issued in Euros at a fixed rate of 3%, and 55 million of the debt was issued in GPB at a fixed rate of 3.9%.

Attachment:  Financial statement tables and non-GAAP reconciliations

Webcast and Conference Call Information

Management will host a webcast and conference call on Monday, November 16, 2020 at 10:30 A.M. Eastern Standard Time to review financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and presentation slides will be available through the “News & Events” section of the Company’s website, https://www.radiusglobal.com/news-events/events-presentations. Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure Third Quarter 2020 Earnings Conference Call.

A replay of the webcast and access to the presentation slides will be available on the Company’s website.  A replay of the call and the presentation slides can be accessed until Monday, November 30 by dialing 1-844-512-2921 domestically or 1-412-317-6671 internationally, and entering passcode 13711924.

About the Company

Radius Global Infrastructure, Inc., through its subsidiary AP Wireless ("APW"), is a multinational owner of a growing, diversified portfolio of triple-net ground, rooftop and other critical communications properties leased to wireless carriers and tower companies underlying their mission critical cell site antenna infrastructure. APW's proven lease origination engine drives highly attractive yields on capital invested. The Company is also expanding into other digital infrastructure segments and has a broad pipeline of proprietary and non-proprietary acquisitions, investments, and build-to-suit opportunities.

AP Wireless, previously a portfolio company of Associated Partners, LP, was acquired on February 10, 2020 by Landscape Acquisition Holdings Limited, a special purpose acquisition company (“SPAC”), then domiciled in the British Virgin Islands and publicly listed on the London Stock Exchange. At the time of the transaction, the Company changed its name to Digital Landscape Group, Inc., and was subsequently relisted on the London Stock Exchange on April 1, 2020.   On October 2, 2020, the Company re-domiciled in Delaware and changed its name to Radius Global Infrastructure, Inc., and on October 5, 2020 the Company’s Class A Common Stock commenced trading on the NASDAQ Global Market under the ticker symbol RADI.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

This press release, including the attachments, contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "estimate, " "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects, and expectations concerning our business, operating results, financial condition, and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The Company has filed with the Securities and Exchange Commission (“SEC”), and the SEC has declared effective, a registration statement on Form S-4 (including a prospectus) in connection with the Company’s listing of its Class A Common Stock on NASDAQ and its domestication to Delaware.  In connection with the NASDAQ listing and the domestication, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company, the NASDAQ listing and the domestication.  These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Contacts

Investor Relations:

ICR Inc.

Evelyn Infurna/Nikki Sacks

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

Media:

Sard Verbinnen & Co

Jim Barron/Jared Levy

Email: Radius-SVC@sardverb.com

212-687-8080

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except share and per share amounts)

	Successor		Predecessor
	Three months ended September 30, 2020	Period from February 10, 2020 to September 30, 2020	Period from January 1, 2020 to February 9, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2019
Revenue	$17,861	$42,797	$6,836	$14,002	$40,939
Cost of service	200	375	34	14	88
Gross profit	17,661	42,422	6,802	13,988	40,851
Operating expenses:
Selling, general and administrative	14,231	42,915	4,344	7,764	23,562
Share-based compensation	4,072	79,173	—	—	—
Management incentive plan	—	—	—	—	765
Amortization and depreciation	11,683	30,512	2,584	5,064	14,273
Impairment - decommission of cell sites	1,462	2,059	530	122	1,327
Total operating expenses	31,448	154,659	7,458	12,950	39,927
Operating income (loss)	(13,787)	(112,237)	(656)	1,038	924
Other income (expense):
Realized and unrealized (loss) gain on foreign currency debt	(18,138)	(17,408)	11,500	11,668	13,508
Interest expense, net	(7,499)	(16,821)	(3,623)	(8,248)	(23,820)
Other income (expense), net	987	1,362	(277)	(2,031)	(2,436)
Gain on extinguishment of debt	—	1,264	—	—	—
Total other income (expense), net	(24,650)	(31,603)	7,600	1,389	(12,748)
Income (loss) before income tax expense	(38,437)	(143,840)	6,944	2,427	(11,824)
Income tax expense	3,455	4,884	767	1,284	2,233
Net income (loss)	(41,892)	(148,724)	$6,177	$1,143	$(14,057)
Net loss attributable to noncontrolling interest	(3,373)	(6,347)
Net loss attributable to Radius Global Infrastructure, Inc. ordinary shareholders	$(38,519)	$(142,377)

Loss per ordinary share:
Basic and diluted	$(0.66)	$(2.44)
Weighted average ordinary shares outstanding:
Basic and diluted	58,425,000	58,425,000

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except share and per share amounts)

	Successor	Predecessor
	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$169,135	$62,892
Restricted cash	1,727	1,140
Trade receivables, net	4,935	7,578
Prepaid expenses and other current assets	11,994	9,199
Total current assets	187,791	80,809
Real property interests, net:
Right-of-use assets - finance leases, net	201,197	80,498
Cell site leasehold interests, net	760,381	346,662
Real property interests, net	961,578	427,160
Intangible assets, net	5,134	2,848
Property and equipment, net	613	1,095
Goodwill	89,164	—
Deferred tax asset	—	991
Restricted cash, long-term	153,065	14,014
Other long-term assets	5,735	5,892
Total assets	$1,403,080	$532,809
Liabilities and Stockholders’ Equity/Members’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$30,282	$22,786
Rent received in advance	17,008	13,856
Finance lease liabilities, current	8,032	5,749
Cell site leasehold interest liabilities, current	5,521	8,379
Current portion of long-term debt, net of deferred financing costs	—	48,884
Total current liabilities	60,843	99,654
Finance lease liabilities	22,142	10,451
Cell site leasehold interest liabilities	10,269	8,462
Long-term debt, net of debt discount and deferred financing costs	695,308	524,047
Deferred tax liability	58,121	—
Other long-term liabilities	7,267	5,531
Total liabilities	853,950	648,145
Commitments and contingencies
Stockholders’ equity/Members’ deficit:
Series A Founder Preferred Shares (Successor), no par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of September 30, 2020	—	—
Series B Founder Preferred Shares (Successor), no par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of September 30, 2020	—	—
Ordinary Shares (Successor), no par value; 1,590,000,000 shares authorized; 58,425,000 shares issued and outstanding as of September 30, 2020	—	—
Class B Shares (Successor), no par value; 200,000,000 shares authorized; 11,414,030 shares issued and outstanding as of September 30, 2020	—	—
Class A units (Predecessor)	—	33,672
Common units (Predecessor)	—	85,347
Additional paid-in capital (Successor)	669,707	—
Members’ accumulated deficit (Predecessor)	—	(208,883)
Members’ accumulated other comprehensive loss (Predecessor)	—	(25,472)
Accumulated other comprehensive loss (Successor)	(4,900)	—
Accumulated deficit (Successor)	(173,523)	—
Total stockholders’ equity attributable to Radius Global Infrastructure, Inc./ members’ deficit	491,284	(115,336)
Noncontrolling interest	57,846	—
Total liabilities and stockholders’ equity/members' deficit	$1,403,080	$532,809

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands, except share and per share amounts)

	Successor	Predecessor
	Period from February 10, 2020 to September 30, 2020	Period from January 1, 2020 to February 9, 2020	Nine months ended September 30, 2019
Cash flows from operating activities:
Net income (loss)	$(148,724)	$6,177	$(14,057)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	30,512	2,584	14,273
Amortization of finance lease and cell site leasehold interest liabilities discount	1,157	213	1,557
Impairment – decommission of cell sites	2,059	530	1,327
Realized and unrealized gain on foreign currency debt	17,408	(11,500)	(13,508)
Amortization of debt discount and deferred financing costs	80	280	1,985
Provision for bad debt expense	238	26	565
Share-based compensation	79,173	—	—
Deferred income taxes	2,123	339	—
Gain on extinguishment of debt	(1,264)	—	—
Change in assets and liabilities:
Trade receivables, net	2,463	(682)	(892)
Prepaid expenses and other assets	(740)	935	(682)
Accounts payable, accrued expenses and other long-term liabilities	(16,199)	(4,605)	1,442
Rent received in advance	922	2,251	773
Net cash used in operating activities	(30,792)	(3,452)	(7,217)

Cash flows from investing activities:
Cash paid in APW Acquisition, net of cash acquired	(277,065)	—	—
Investments in real property interests and related intangible assets	(72,823)	(5,064)	(49,256)
Advances on note receivable	(2,500)	(17,500)	—
Payments received on note receivable	20,000	—	—
Purchases of property and equipment	(296)	(40)	(163)
Net cash used in investing activities	(332,685)	(22,604)	(49,419)

Cash flows from financing activities:
Borrowings under the Facility Agreement	160,475	—	18,600
Repayments of the Loan Agreement	(48,025)	(250)	(500)
Debt issuance costs	(3,692)	—	(610)
Repayments of finance lease and cell site leasehold interest liabilities	(9,003)	(3,149)	(10,485)
Net cash provided by (used in) financing activities	99,755	(3,399)	7,005

Net change in cash and cash equivalents and restricted cash	(263,721)	(29,455)	(49,631)

Effect of change in foreign currency exchange rates on cash and restricted cash	(980)	(232)	1,159

Cash and cash equivalents and restricted cash at beginning of period	588,628	78,046	101,414
Cash and cash equivalents and restricted cash at end of period	$323,927	$48,359	$52,942

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$15,039	$4,684	$19,117
Cash paid for income taxes	$2,222	$1,112	$895

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for management incentive plan expense, non-cash impairment—decommission of cell sites expense, realized and unrealized gains and losses on foreign currency debt, unrealized foreign exchange gains/losses associated with intercompany account balances denominated in a currency other than the functional currency, nonrecurring expenses incurred in connection with the Domestication, and severance costs included in selling, general and administrative expenses. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

	Successor	Predecessor
(in thousands)	Period from February 10 - September 30, 2020	Period from January 1 – February 9, 2020	Nine Months Ended September 30, 2019
(unaudited)
Net income (loss)	$(148,724)	$6,177	$(14,057)
Amortization and depreciation	30,512	2,584	14,273
Interest expense, net	16,821	3,623	23,820
Income tax expense	4,884	767	2,233
EBITDA	(96,507)	13,151	26,269
Impairment—decommission of cell sites	2,059	530	1,327
Realized/unrealized loss (gain) on foreign currency debt	17,408	(11,500)	(13,508)
Share-based compensation expense	79,173	—	—
Management incentive plan expense	—	—	765
Non-cash foreign currency adjustments	750	523	2,062
Nonrecurring domestication and public company registration expenses	7,848	—	—
Adjusted EBITDA	$10,731	$2,704	$16,915

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. The Company’s payments for its acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each cell site leasehold interest agreement. In all cases, the Company contractually acquires all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the Company’s acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling and marketing activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in our consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period.  The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

	Successor	Predecessor
(in thousands)	Period from February 10 - September 30, 2020	Period from January 1 - February 9, 2020	Nine Months Ended September 30, 2019
(unaudited)
Investments in real property interests and related intangible assets	$72,823	$5,064	$49,256
Committed contractual payments for investments in real property interests and intangible assets	21,950	1,533	14,098
Foreign exchange translation impacts and other	1,220	(262)	(2,699)
Acquisition Capex	$95,993	$6,335	$60,655

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment made under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired.  Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue.  As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	2020	2019
Revenue for year ended December 31		$55,706
Annualized in-place rents as of December 31		$62,095
Annualized in-place rents as of September 30	$68,858	$57,016